UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 26, 2013

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LA JOLLA PHARMACEUTICAL COMPANY

(Exact name of registrant as specified in its charter)

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California	0-24274	33-0361285
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(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4660 La Jolla Village Drive, Suite 1070, San Diego, California 92122

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (858) 207-4264

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 26, 2013, La Jolla Pharmaceutical Company (the "Company") reported that since March 22, 2013, it had converted approximately 15.192 shares of Series D-12 Convertible Preferred Stock into 3,237,157 shares of common stock, $0.0001 par value per share (the "Common Stock"). Following these conversions, the Company had a total of 22,118,399 shares of Common Stock issued and outstanding as of April 26, 2013.

On April 26, 2013, the Company also announced that a record date of May 1, 2013 has been set in connection with the Company's 2013 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2013	LA JOLLA PHARMACEUTICAL COMPANY By: /s/ George Tidmarsh Name: George Tidmarsh Title: President and Chief Executive Officer